SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C. 20549

                     -----------------------------



                            AMENDMENT NO. 1
                                  ON
                              FORM 8-A/A

           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                PURSUANT TO SECTION 12(b) OR (g) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


                        PAINE WEBBER GROUP INC.
        (Exact name of registrant as specified in its charter)


        Delaware                                            13-2760086
(State of incorporation or organization)                 (I.R.S. Employer
                                                      Identification No.)


1285 Avenue of the Americas, New York, New York                    10019
(Address of principal executive offices)                      (Zip Code)


Securities to be registered pursuant to Section 12(b) of the
Act:


Title of each class                  Name of each exchange on which
to be so registered                  each class is to be registered

Japan Export Index                   The Chicago Board Options Exchange
Call Warrants Expiring
October __, 1997

Japan Export Index                   The Chicago Board Options Exchange
Put Warrants Expiring
October __, 1997

Securities to be registered pursuant to Section 12(g) of the
Act:

                                 None
                           (Title of class)

Item 1.        Description of Registrant's Securities to be
               Registered.

               For a description of the Japan Export Index
               Call Warrants Expiring October __, 1997 (the
               "Call Warrants") and the Japan Export Index
               Put Warrants Expiring October __, 1997 (the
               "Put Warrants" and, together with the Call
               Warrants, the "Warrants"), to be registered hereunder, reference is made to the information under the headings "Risk Factors" and "Description of the Warrants" on pages 3 through 9 and on pages 11 through 14, respectively, of the Registrant's prospectus dated October 14, 1993 (the "Prospectus"), and the information under the headings "Prospectus Summary", "Risk Factors Relating to the Warrants" and "Description of the Warrants" on pages S-3 through S-8, S-10 through S-16 and S-22 through S-35, respectively, of the Registrant's preliminary prospectus supplement filed October 11, 1995, relating to the Call Warrants and the Registrant's preliminary prospectus supplement filed October 11, 1995, relating to the Put Warrants (collectively, the "Preliminary Prospectus Supplements"). The Prospectus and Preliminary Prospectus Supplements, listed herein as Exhibit 5 and
               Exhibit 6, are incorporated by reference to the same documents filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the "1933 Act"), on
               October 11, 1995, relating to the
               Registrant's Registration Statement on
               Form S-3 (No. 33-33613), with the Securities and Exchange Commission. The descriptions of the Warrants included in the Prospectus and Preliminary Prospectus Supplements are hereby incorporated herein and made part of this Registration Statement in their entirety.

Item 2.        Exhibits

               1.   Forms of Warrant Certificates relating
                    to the Call Warrants (included as
                    Exhibits A and B-1 to Exhibit 2).

               2.   Form of Warrant Agreement relating to
                    the Call Warrants among the Registrant,
                    Citibank, N.A., as Warrant Agent, and
                    PaineWebber Incorporated, as
                    Determination Agent, including as
                    Exhibits A and B-1 thereto the forms of
                    Call Warrant Certificates.

               3.   Forms of Warrant Certificates relating
                    to the Put Warrants (included as
                    Exhibits A and B-1 to Exhibit 4).

               4.   Form of Warrant Agreement relating to
                    the Put Warrants among the Registrant,
                    Citibank, N.A., as Warrant Agent, and
                    PaineWebber Incorporated, as
                    Determination Agent, including as
                    Exhibits A and B-1 thereto the forms of
                    Put Warrant Certificates.

               5.   Prospectus and Preliminary Prospectus
                    Supplement relating to the Call Warrants
                    (incorporated by reference to the same
                    documents filed on October 11, 1995,
                    pursuant to Rule 424(b)(5) under the
                    1933 Act and relating to the
                    Registrant's Registration Statement on
                    Form S-3 (No. 33-33613)).

               6.   Prospectus and Preliminary Prospectus
                    Supplement relating to the Put Warrants
                    (incorporated by reference to the same
                    documents filed on October 11, 1995,
                    pursuant to Rule 424(b)(5) under the
                    1933 Act and relating to the
                    Registrant's Registration Statement on
                    Form S-3 (No. 33-33613)).

                              SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  October 24, 1995

                                   PAINE WEBBER GROUP INC.

                                     by
                                       /s/ Pierce R. Smith
                                       -------------------------
                                       Name:  Pierce R. Smith
                                       Title:  Treasurer